UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         April 28, 2000
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                              THERAPY LASERS, INC.
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            (Exact name of registrant as specified in its charter)



          Nevada                     0-18515                  93-0960302
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(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)



        10450 Westoffice  Houston, Texas                    77042
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    (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code          713/783-0443
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                                      N/A
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        (Former name or former address, if changed since last report.)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

      Effective April 28, 2000, Charles Sheffield acquired control of the Company pursuant to the acquisition by the Company of all of the stock of three corporations that are engaged in the hardware, ceiling fan and lighting industry: Gulf Coast Fan & Light, Inc.; Buildersource, Inc.; and Builders Lighting and Hardware, Inc. Such companies had combined revenues in excess of $5 million for the 1999 tax year and have a minimum net worth of $500,000. The terms of such acquisitions are described in Item 2 below.

      Pursuant to the acquisition of Gulf Coast Fan & Light, Inc., Mr. Sheffield received as consideration for his interests in Gulf Coast Fan & Light, Inc. a total amount of 3,255,000 shares of Company common stock; pursuant to the acquisition of Buildersource, Inc., Mr. Sheffield received as consideration for his interests in Buildersource, Inc. a total amount of 166,000 shares of Company common stock; pursuant to the acquisition of Builders Lighting and Hardware, Inc., Mr. Sheffield received a total amount of 880,000 shares of Company common stock. Upon consummation of these transactions, Mr. Sheffield, directly and indirectly through his control of a corporation that also owns stock in the Company, owned 4, 739,876, which represented APPROXIMATELY 81 % of the outstanding common stock of the Company as of April 28, 2000, the date of such transactions. Upon consummation of these transactions, the Board of Directors elected Mr. Charles Sheffield as the President and CEO of the Company.

ITEM 2. ACQUISITION OF ASSETS.

      Effective April 28, 2000, the Company acquired all of the stock of three corporations that are engaged in the hardware, ceiling fan and lighting industry: Gulf Coast Fan & Light, Inc.; Buildersource, Inc.; and Builders Lighting and Hardware, Inc. Such companies had combined revenues in excess of $5 million for the 1999 tax year and have a minimum net worth of $500,000. These companies provide electrical products to major builders in the Texas market and supply commercial builders and developers on a nationwide basis. With the acquisition comes a licensing agreement for the Old Jacksonville Ceiling Fan Brand.

      The acquisition of Gulf Coast Fan & Light, Inc. was effected by the issuance of an aggregate of 3,500,000 shares of the Company's Common Stock and a $1,000,000 10-year promissory note, a $390,000 5-year promissory note, and a $50,000 3-year promissory note. The owners of Gulf Coast Fan & Light, Inc. who received stock in the Company were Charles Sheffield, James R. Sheffield, Jr., Louise Mautz, and William Scheel. The acquisition of Buildersource, Inc. was effected by the issuance of an aggregate of 200,000 shares of the Company's Common Stock. The owners of Buildersource, Inc. who received stock in the Company were Charles Sheffield, James R. Sheffield, Jr., Louise Mautz, William Scheel, Scott Meador and Bob Meador. The acquisition of Builders Lighting and Hardware, Inc. was effected by the issuance of an aggregate of 1,000,000 shares of the Company's Common Stock. The owners of Builders Lighting and Hardware, Inc. received stock in the Company were Charles Sheffield, James R. Sheffield, Jr., Louise Mautz, William Scheel, Carolyn Sheffield, Jeremy Sheffield, Jason Sheffield, and Joshua Sheffield. Upon consummation of these transactions, the Board of Directors elected Mr. Charles Sheffield as the President and CEO of the Company.

ITEM 5.  OTHER EVENTS.

      TO CAPITALIZE ON EXISTING DISTRIBUTION AND INSTALLATION CHANNELS, THE COMPANY IS IN THE PROCESS OF ASSEMBLING A TEAM OF EXPERTS IN THE FIELD OF FIBER OPTICS, CABLING AND STRUCTURED WIRING INSTALLATION, WITH THE INTENTION OF CREATING A DIVISION IN THIS AREA.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of business acquired.
      The Financial Statements of the business acquired, as required by Item 7 of this Form 8-K, will be filed no later than 60 days after the date that the initial report on Form 8-K must be filed.

(b) Pro forma financial information.
      The pro forma financial information required by Item 7 of this Form 8-K will be filed no later than 60 days after the date that the initial report on Form 8-K must be filed.

(c) Exhibits.

      7.1--Stock Purchase Agreement dated as of April 28, 2000 by and among Company and Charles Sheffield, James R. Sheffield, Jr., Louise Mautz, William Scheel, and Gulf Coast Fan & Light, Inc.

      7.2--Stock Exchange Agreement dated as of April 28, 2000 by and among Company and Charles Sheffield, James R. Sheffield, Jr., Louise Mautz, William Scheel, David Bero, Carolyn Sheffield, Jeremy Sheffield, Jason Sheffield, and Josh Sheffield, and Builders Lighting and Hardware, Inc.

      7.3---Stock Exchange Agreement dated as of April 28, 2000 by and among Company and Charles Sheffield, James R. Sheffield, Jr., Louise Mautz, William Scheel, Scott Meador, and Bob Meador, and Buildersource, Inc.

      SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THERAPY LASERS, INC.
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                                                      (Registrant)


Date:    May 14, 2000                     By:       /s/ Charles Sheffield
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                                                    /s/ CHARLES SHEFFIELD
                                                    Charles Sheffield
                                                    President